Invoice No	DB 21025348	**A/c No**	[redacted]
Invoice Date	9 November 2021	**Paddle No**	

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC
225 Liberty Street
29th Floor
New York, NY, 10281
United States

Account Address
Masterworks Gallery, LLC as agent for
Masterworks Cayman, SPC on behalf of
092 Segregated Portfolio
225 Liberty Street
29th Floor
New York, NY, 10281
United States

PAYMENT SCHEDULE • DETAIL

Sale No 20095 **Sale Title** 21st Century Evening Sale **Sale Date** 9 November 2021
Auctioneer **License No**

Lot	Description	Transaction	Due Date	Amount
17 A	[redacted]	Extended Terms	6 May 2022	14,558,000.00
			Total Amount Due	**US$ 14,558,000.00**

Notes Sales/ Use Tax: Christie's will collect sales tax where legally required. The applicable sales tax rate will be determined based upon the state, county, or locale to which the lot will be shipped. Please also note that an additional sales tax on freight may also be charged in these states. Please call 212/636-2650 for assistance.

01593057

Invoice No	DB 21025348	**A/c No**	[redacted]
Invoice Date	9 November 2021	**Paddle No**	

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC
225 Liberty Street
29th Floor
New York, NY, 10281
United States

Account Address
Masterworks Gallery, LLC as agent for
Masterworks Cayman, SPC on behalf of
092 Segregated Portfolio
225 Liberty Street
29th Floor
New York, NY, 10281
United States

PAYMENT SCHEDULE • SUMMARY

Sale No 20095 **Sale Title** 21st Century Evening Sale **Sale Date** 9 November 2021
Auctioneer **License No**

Installment	Due Date	Amount
Payment Due	6 May 2022	14,558,000.00

Total Amount Due **US$ 14,558,000.00**

Notes All extended payment terms herein are subject to the Extended Payment Terms Agreement Letter and the Conditions of Sale for the relevant sale agreed to only.

01593057